Exhibit 5.2

                    [Letterhead of Richards, Layton & Finger]

                                              November 2, 2000

The CIT Group Securitization Corporation II
650 CIT Drive
Livingston, New Jersey  07039

The CIT Group, Inc.
1211 Avenue of the Americas
New York, New York  10036

RE: Formation of CIT RV Trust

Dear Sirs:

            We have acted as special Delaware counsel to The CIT Group Securitization Corporation II, a Delaware corporation (the "Depositor") in connection with the Registration Statement on Form S-3 (the "Shelf Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and a preliminary prospectus (the "Base Prospectus") relating to the public offering of up to $1,067,666,271 in principal amount of asset backed certificates (the "Certificates") as described in the Base Prospectus and prospectus supplement which form a part of the Shelf Registration Statement (the "Prospectus Supplement"). Each series of Certificates will be issued pursuant to a trust agreement (the "Trust Agreement") substantially in the form filed as
Exhibit 4.2 to the Registration Statement No. 33-65057, pursuant to which the Depositor will organize the CIT RV Trust (the "Trust"). Certain rights of the holders of the Certificates will be governed by a sale and servicing agreement (the "Sale and Servicing Agreement") substantially in the form filed as Exhibit
4.3 to the Registration Statement No. 33-65057.

The CIT Group Securitization Corporation II
The CIT Group, Inc.
November 2, 2000
Page 2


            In connection with this opinion, we have examined forms of the Trust Agreement, the Sale and Servicing Agreement and the Certificates. We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            We have assumed, with respect to the Trust Agreement and the Sale and Servicing Agreement (collectively, the "Basic Documents"), that: (a) each of the Basic Documents will be duly executed and delivered by each of the parties thereto prior to the issuance of any of the Certificates thereunder; (b) at the time of such execution, each such party will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and will have all requisite power and authority to execute, deliver and perform its obligations under each of the Basic Documents; (c) the execution and delivery of the Basic Documents and performance of such obligations will have been duly authorized by all necessary actions on the part of each such party; (d) at the time of such execution, the Basic Documents will be the legal, valid and binding obligation of each such party, and will be enforceable against each such party in accordance with their terms; (e) the Certificates will be duly executed and delivered by the Trust and duly authenticated in accordance with the Trust Agreement; and (f) during the period from the date hereof until the date of such execution and delivery, there will be no change in (i) any relevant authorization, law or regulation, or interpretation thereof, (ii) the terms and conditions of the Basic Documents or the Certificates, or (iii) any set of facts or circumstances relating to the Basic Documents or the Certificates.

            Based upon the foregoing, we are of the opinion that assuming the due execution of the Basic Documents, each in substantially the form presented to us, upon the issuance, authentication and delivery of the Certificates in the form presented to us and in accordance with the provisions of the Sale and Servicing Agreement and the Trust Agreement against payment therefor, the Certificates will be legally issued, fully paid and, subject to Section 2.7 of the Trust Agreement, nonassessable Certificates representing undivided interests in the Trust, and will be entitled to the benefits of the Trust Agreement.

            We have not participated in the preparation of any offering materials with respect to the Certificates and assume no responsibility for their contents.

The CIT Group Securitization Corporation II
The CIT Group, Inc.
November 2, 2000
Page 3


            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                         Very truly yours,

                                         /s/ Richards, Layton & Finger

EAM/XJS